Exhibit 99.1

                                                         Tom Du, MD, Ph.D.
                                                         Pissaro Drive
                                                         North Potomac, MD 20878
                                                         2008-2-23

February 23, 2008

Ms. Lianqin Qu
Mr. Zhenyou Zhang
Board of Directors
Global Pharmatech, Inc

Dear Ms. Qu and Mr. Zhang,

Due to my busy working and travel schedules, I decided to resign from all of my positions in your company. I will no longer work for Global Pharmatech as its board member and its Chief Scientific Officer. My resignation will be effective immediately. I appreciate to have an opportunity working for your company during the past 2 years. I give you all my best wishes for the future success of Global Pharmatech.

Sincerely,


/s/ Tom Du, MD, Ph.D.
-----------------------------------
Tom Du, MD, Ph.D.
12209 Pissaro Drive, North Potomac,
MD 20878, USA